                              PATENT LICENSE AGREEMENT


                              NORTHERN TELECOM LIMITED

                                        AND

                    INTERWAVE COMMUNICATIONS INTERNATIONAL, LTD.

                                        INDEX



  ARTICLE           TITLE                                                  PAGE
  -------           -----                                                  ----
     1              DEFINITIONS

     2              GRANT OF RIGHTS

     3              MISCELLANEOUS PROVISIONS

SCHEDULE A          MICROCELLULAR INFRASTRUCTURE PRODUCTS

SCHEDULE B          MICROCELLULAR PUBLIC RADIO SYSTEM

SCHEDULE C          INFRASTRUCTURE PATENTS

SCHEDULE D          SUBLICENSED PATENTS

SCHEDULE E          TERMINATION REFUND


                               PATENT LICENSE AGREEMENT

     THIS AGREEMENT made and entered into as of the     day of       , 1998


     AMONG:

     NORTHERN TELECOM LIMITED, a corporation organized and existing under the laws of Canada, having its executive offices at Suite 100, 8200 Dixie Road, Brampton, Ontario, Canada, on behalf of itself and its Subsidiaries,

          (hereinafter called "Nortel")

     AND:


     NORTEL MATRA CELLULAR SCA, a French SOCIETE EN COMMANDITE PAR ACTIONS, having its registered office at 1, place des Freres Montgolfier, 78280 Guyancourt, France

          (hereinafter called "NMC")

     AND:

     INTERWAVE COMMUNICATIONS INTERNATIONAL, LTD., a Bermuda corporation with offices at c/o Codan Services Ltd., Clarendon House, Church Street, Hamilton HM CX, Bermuda

          (hereinafter called "interWAVE")

     WHEREAS Nortel manufactures and markets, globally, certain mobile and fixed wireless telecommunications systems;

     WHEREAS interWAVE has developed a low-capacity micro-cellular system based on the Global System for Mobility standards (the "Micro-Cellular System");

     WHEREAS Nortel desires to be interWAVE's preferred channel to market for the Micro-Cellular System on a global basis and is prepared to participate, financially and otherwise, in its evolution;

     WHEREAS interWAVE recognizes the benefits of being associated with a global company of Nortel's stature and is prepared to accept Nortel's funding and participation in the evolution of the Micro-Cellular System;

         WHEREAS Nortel and NMC own or control, or have the right to extend sublicenses under, certain patents related to the manufacture and structure of wireless communication products;

         WHEREAS interWAVE desires to be granted licenses under such patents;
and

         WHEREAS Nortel and NMC are willing to grant such licenses, subject to the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the Shareholder Agreement, the Original Equipment Manufacturing (OEM) Agreement, and the Technical Information Agreement executed concurrently herewith, the mutual promises hereinafter set forth and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1. DEFINITIONS

1.1.     As used herein, unless otherwise defined:

         (a) "Affiliate" shall mean any of Northern Telecom Limited and its Subsidiaries;

         (b) "BSC" shall means a Base Station Controller in a public radio system as described in the GSM standards;

         (c) "BTS" shall mean a Base Transceiver Station in a public radio system as described in the GSM standards;

         (d) "Effective Date" shall mean the date first mentioned hereinabove;

         (e) "Erlang-B" shall mean a standard unit of telephone communications network traffic at P02 grade of service;

         (f)      "GSM" shall mean the Global System for Mobility;

         (g) "HLR" shall means a Home Location Register in a public radio system as described in the GSM standards;

         (h) "Microcellular Infrastructure Products" shall mean products, other than terminals, for use solely in a Microcellular Public Radio System based on the GSM standards subject to the further limitations set out in Schedule "A" attached hereto and forming a part hereof;

         (i) "Microcellular Public Radio System" means a low-capacity public radio communications system based upon the GSM standards subject to the further limitations set out in Schedule "B" attached hereto and forming a part hereof;

         (j) "MSC" shall mean a Mobile Switching Center in a public radio system as described in the GSM standards;

         (k) "Nortel Infrastructure Patents" shall mean the patents and patents applications listed in Schedule "C" attached hereto and forming a part hereof;

         (l) "OEM Agreement" shall mean the Original Equipment Manufacturing Agreement executed concurrently herewith;

         (m) "OMC" shall means an Operations & Management Control System in a public radio system as described in the GSM standards;

         (n) "Sublicensed Patents" shall mean those patents and patents applications controlled by Matra Communication S.A.S., licensed to NMC for certain purposes and listed in Schedule "D" attached hereto and forming a part hereof;

         (o) "Subsidiary" shall mean a company in which a Party hereto effectively owns or controls, and continues to own or control, directly or indirectly, at least fifty percent (50%) of the voting stock or ownership interest therein;

         (p) "Technical Information Agreement" shall mean the Technical Information Agreement executed concurrently herewith;

         (q) "Technical Information" shall mean the Technical Information as defined the Technical Information Agreement;

         (r) "TRAU" shall mean a Transcoding and Rate Adaptation Unit in a public radio system as described in the GSM standards; and

         (s) "TRX" shall mean a mobile transceiver in a public radio system as described in the GSM standards.

2        GRANT OF RIGHT AND RELEASE

2.1 Subject to the terms and conditions of this Agreement, Nortel and NMC, to the extent of their legal right so to do, hereby grant to interWAVE a personal, non-transferable, non-assignable, indivisible, non-exclusive, worldwide license to make, use, lease and sell Microcellular Infrastructure Products under the Nortel Infrastructure Patents, and a personal, non-transferable, non-assignable, indivisible, non-exclusive, worldwide license to make, use, lease and sell Microcellular Infrastructure Products under the Sublicensed Patents.

2.2 Subject to the terms and conditions of this Agreement, Nortel and NMC, to the extent of their legal right so to do, hereby grant to interWAVE a personal, non-transferable, non-assignable, indivisible, non-exclusive, worldwide license to make, use, lease and sell Microcellular Infrastructure Products under such Nortel and NMC patents and patent applications existing as of the Effective Date, or issued or granted or acquired during the term of the OEM Agreement, as relate to the Technical Information.

2.3 Subject to the terms and conditions of this Agreement, Nortel and NMC, to the extent of their legal right so to do, hereby grant to interWAVE a personal, non-transferable, non-assignable, indivisible, non-exclusive, worldwide license to make, use, lease and sell Microcellular Infrastructure Products under such other Nortel or NMC patents and patent applications existing as of the Effective Date, or issued or granted or acquired during the term of the OEM Agreement, as relate to the practice of the GSM standards.

2.4 The limitations on the scope of the license and rights granted hereunder arising from the definitions of "Microcellular Infrastructure Products" and "Microcellular Public Radio Systems" (the "Definitions") are intended by the Parties to distinguish microcellular wireless infrastructure products from other wireless products and to reflect the capacities and specifications of the Microcellular Infrastructure Products making up the interWAVE product line at the Effective Date. The Definitions shall be subject to review by the Parties on a yearly basis from the Effective Date. The Parties agree to negotiate in good faith with a view to revising the scope of the Definitions to reflect the evolution of the microcellular infrastructure technology and the demands of the microcellular infrastructure marketplace. In any event, the scope of the license shall include at a minimum the products Nortel will source under the OEM Agreement and any products planned in the development agreements arising under the Technical Information Agreement. Where there is written agreement among the Parties, the agreed upon revised Definitions shall replace the current definitions for the purposes of the license granted hereunder. Notwithstanding the above, in the event that a significant technology change has impacted the microcellular infrastructure market, either party may request the other party on 60 days notice to meet and vary the Definitions based on this change. The Parties agree to negotiate this required definition change in good faith.

2.5 interWAVE shall have no right to grant sublicenses under the above licenses, but such limitation shall not be construed as limiting interWAVE's rights to directly and indirectly distribute, and allow its customers and transferees to use, Microcellular Infrastructure Products for their intended purposes. Such licenses also include the right to have Microcellular Infrastructure Products made by another manufacturer for the use, lease or sale by interWAVE, but only when of both the following conditions are met:

       (a) the designs, specifications and working drawings for the manufacture of said Licensed Products are furnished by interWAVE; and

       (b) said designs, specifications and working drawings are in sufficient detail that no material modification by the manufacturer is required other than adaptation to the production processes and standards normally used by the manufacturer which changes the characteristics of the products only to a negligible extent.

2.6 Nortel and NMC hereby release interWAVE, and all purchasers and users of Microcellular Infrastructure Products, from all claims, demands and rights of action which Nortel or NMC may have on account of any infringement or any alleged infringement of any of the patents licensed in this Section 2 by reason of the manufacture, use, lease or sale of Microcellular Infrastructure Products prior to the Effective Date by interWAVE.

3     TERM OF LICENSE

3.1 Subject to the terms and conditions of this Agreement, all patent licenses herein granted shall commence on the Effective Date, or when letters patent are issued or granted if subsequent thereto, and shall continue for a term of one year at which time they shall be subject to renewal for a further term of one year with the consent of all Parties, provided that the consent of Nortel and NMC shall not be required unless during the preceding one year term any of the termination provisions of section 5 have been held to be unenforceable for any reason. Except as aforesaid, such annual renewals shall continue for the entire duration of the patent rights under which such licenses are granted.

4     PRICE

4.1 The price to be paid by interWAVE to Nortel and NMC for the license and other rights granted herein shall be US$ 1 million, to be allocated 90 percent to NMC and 10 percent to Nortel.

4.2 Upon interWAVE's payment of the price set forth in Section 4.1, the licenses and rights granted to interWAVE in Section 2 shall thereafter be considered paid-up and royalty-free.


5     ASSIGNMENT AND CHANGE OF CONTROL

5.1 In the event that this Agreement is to be assigned or transferred by interWAVE, whether by way of merger, amalgamation, consolidation, reorganization, assignment, transfer, operation of law or otherwise ("Assignment") to a third party (the "Assignee") interWAVE shall, at least thirty (30) days prior to Assignment, provide written notice of such Assignment to the other Parties.

5.2 In the event of an Assignment, Nortel and NMC may, without any delay, by written notice, terminate this Agreement and all licenses and rights granted therein.

5.3   Notwithstanding section 5.2, provided that:

       (a)    the Assignee is not a Competitor of Nortel, as defined in
              section 5.9 below;

       (b) interWAVE transfers substantially all of its assets to the Assignee, and the Assignee with whom interWAVE merges, amalgamates, consolidates or reorganizes thereby becomes the successor to the business of interWAVE;

       (c) the financial condition of the Assignee as of the date of such assignment is not substantially worse than the financial condition of interWAVE as of the Effective Date of this Agreement; and

       (d)    such Assignee agrees in writing to Nortel (the
              "Acknowledgment") that it has assumed all obligations of interWAVE hereunder and that it shall be bound by the terms and conditions of this Agreement,

      Nortel and NMC shall grant to the Assignee licenses, similar in scope to those granted under this Agreement, for the manufacture, use, lease, and sale of Microcellular Infrastructure Products as defined and limited by the Definitions as they exist under this Agreement at the date immediately prior to the Assignment. Such license shall subsist only in respect of a level of sales of such Microcellular Infrastructure Products by such Assignee after such acquisition which does not materially exceed the level of such sales by the acquired entity immediately prior to such acquisition to be adjusted upwards on a yearly basis in accordance with normal growth rates in the industry.

5.4 In the event a third party (the "Acquiror") is to acquire a controlling interest (controlling not necessarily requiring greater than fifty percent (50%)) or a major equity participation in interWAVE ("Change of Control"), interWAVE shall, at least thirty (30) days prior to the Change of Control, provide written notice of such a change of control to Nortel.

5.5 In the event of a Change of Control, Nortel and NMC may, without any delay, by written notice, terminate this Agreement and all licenses and rights granted therein.

5.6 Notwithstanding the provisions of section 5.5, provided that the Acquiror is not a Competitor of Nortel, as defined in section 5.9 below, Nortel and NMC shall grant to interWAVE licenses, similar in scope to those granted under this Agreement, for the manufacture, use, lease, and sale of Microcellular Infrastructure Products as defined and limited by the Definitions as they exist under this Agreement at the date immediately prior to the Change of Control. Such licenses shall subsist only in respect of a level of sales of such Microcellular Infrastructure Products by interWAVE after such acquisition which does not materially exceed the level of such sales by interWAVE immediately prior to such acquisition to be adjusted upwards on a yearly basis in accordance with normal growth rates in the industry.

5.7 Where Nortel and NMC elect to terminate and not renew this Agreement under any of the provisions of Section 5 ("Termination"), Nortel and NMC shall refund to interWAVE, in either $US dollars or interWAVE shares at Nortel's option, an amount calculated in accordance with the provisions of Schedule E. Notwithstanding the foregoing, Nortel shall pay the refund in cash if the Fair Marker Value (in accordance with the principles articulated in Section 3.4(d)(iv)(d) of interWAVE's Bye-Laws) of one share of interWAVE Series G Preferred Stock is less than six dollars and six cents ($6.06) per share.

5.8 In the event a third party acquires a controlling interest (controlling not necessarily requiring greater than fifty percent (50%) interest) in interWAVE, resulting in the termination of the OEM Agreement in accordance with the provisions of the OEM Agreement, interWAVE shall grant to Nortel a personal, non-exclusive, non-assignable, world-wide license under all existing interWAVE patents and patent applications relating to Microcellular Public Radio Systems, such license extending for the full term of the applicable patents and applications and bearing a royalty of no greater than one percent (1%) of the net sales by Nortel of products covered by the claims of such patents and such applications when they issue as patents.

5.9 For the purpose of this section a "Competitor of Nortel" means any person with whom Nortel or NMC competes and which has greater than two percent marketshare in the wireless telecommunication infrastructure products market. Notwithstanding the foregoing, a person shall not be deemed to be a Competitor of Nortel simply by virtue of any competition arising solely from its acquisition of the business of interWAVE. Nortel shall, from time to time, upon request from and in consultation with interWAVE, provide interWAVE with a current list of

      Competitors of Nortel, and interWAVE shall be entitled to rely on such list for the purposes of this section until the later of:

              (i) one hundred and eighty (180) days from the date of issued by Nortel; or

              (ii)  the issuance of a revised list by Nortel.

5.10 Notwithstanding any assignment or Change of Control, the Parties hereto shall remain liable for their respective obligations hereunder.


6     MISCELLANEOUS PROVISIONS

6.1   Nothing contained in this Agreement shall be construed as:

       (a) requiring the filing of any patent application, the securing of any patent or the maintaining of any patent in force;

       (b) a warranty of representation by Nortel, or an admission by interWAVE, as to the validity or scope of any Nortel Infrastructure Patent, Sublicensed Patent or other Nortel patent;

       (c) a warranty of representation that any manufacture, sale, lease or use will be free from infringement of patents other than those under which and to the extent to which licenses are in force hereunder;

       (d) an agreement to bring or prosecute actions or suits against third parties for infringement;

       (e) an obligation to furnish any manufacturing or technical information or assistance;

       (f) conferring any right to use, in advertising, publicity or otherwise, any name, trade name or trademark, or any contraction, abbreviation or simulation thereof; or

       (g) conferring by implication, estoppel or otherwise upon either Party any license or other right under any patent, except the licenses and rights expressly granted herein.

6.2 In the event of an enforceable decision or directive declaring invalid an essential part of this Agreement, without which this Agreement would not have been entered into, this Agreement may, at the option of any Party, be terminated upon the giving of notice to the other Parties. Save as before set forth, in the event that any term, clause, provision or condition of this Agreement shall be similarly adjudged invalid for any reason whatsoever, such invalidity shall not affect the validity or operation of any other term, clause, provision or condition and such invalid term, clause, provision or condition shall be deemed to have been deleted from this Agreement.

6.3 In the event interWAVE commits any act of bankruptcy, or compounds with its creditors; or a petition or receiving order in bankruptcy is presented or made against interWAVE; or a petition for an administration order is presented in relation to interWAVE; or a resolution or petition to wind up interWAVE (other than for a legal reconstruction, reorganization or amalgamation) or a receiver or administrative receiver is appointed; and such act or petition is not cured, dismissed, or withdrawn within sixty (60) days thereafter; or interWAVE ceases to carry on business, Nortel may, without any delay, by notice, terminate this Agreement.

6.4 Any and all notices and other information to be given by one of the Parties to the other shall be deemed sufficiently given when forwarded by prepaid, registered or certified first class air mail, facsimile or hand delivery to the other Party at the following address

       If to Nortel or NMC:

                       Northern Telecom Limited
                       8200 Dixie Road, Suite 100
                       Brampton, Ontario
                       Canada

                      Attention:   Assistant Vice President, Patent Licensing
                                   Operations

                      Facsimile:   (905) 863-8431

       If to interWAVE:

                      interWAVE Communications International, Ltd.
                      c/o Codan Services Ltd.,
                      Clarendon House, Church Street,
                      Hamilton HM CX, Bermuda

                      Attention:   Corporate Secretary
                      Facsimile:

                     cc:     interWAVE Communications, Inc.
                             656 Blair Island Road,
                             Redwood City, CA
                             94063 U.S.A.

                     Attention:    President


Notices shall be deemed to have been received fifteen (15) business days after mailing if forwarded by mail, and the following business day if forwarded by facsimile or hand delivery.

6.5 The aforementioned address of either Party may be changed at any time by giving fifteen (15) days prior notice to the other Party in accordance with the foregoing.

6.6 In the event of a generally-prevailing labour dispute or other situation which will delay or impeded the giving of notice by any such means, in either the country of origin or of destination, the notice shall be given by such specified mode as will be most reliable and expeditious and least affected by such dispute or situation.

6.7 Terms, conditions and general terms of this Agreement shall be held in confidence by both Parties and only disclosed as may be agreed to by both Parties or as may be required to meet security disclosure or export permit requirements. Neither Party shall make public statements or issue publicity or media releases with regard to this Agreement or the relationship among the Parties without the prior written approval of the other Party.

6.8 This Agreement sets forth the entire agreement and understanding among the Parties as to the subject matter hereof, and merges all prior discussions among them, and neither Party hereto shall be bound by any conditions, definitions, warranties, understandings, or representations with respect to such subject matter other than as expressly provided herein, or as duly set forth on or subsequent to the date hereof in writing, signed by duly authorized officers of the Parties.

6.9 In the event the Parties are unable to amicably settle disputes between them, and unless the Parties mutually elect to pursue an alternative dispute procedure, whether binding or non-binding, all actions or proceedings to enforce, or which arise in connection with or relate to, this Agreement, any of the agreements in the form of Exhibits hereto or any of the transactions contemplated hereby or thereby shall be brought and litigated exclusively in the United States District Court, Northern District of California (or, in the event such court does not have jurisdiction, the courts of the State of California located in such district), unless such actions or proceedings are required to be brought in another court to obtain subject matter jurisdiction over the matter in controversy. In any such actions or proceedings, service of process may be made upon the other Party hereto by registered or certified mail, return receipt requested, to its address indicated herein, which service shall be deemed effective 10 days after mailing. Each of the Parties hereto (i) consents to the jurisdiction of such court or courts and to service of process by registered or certified mail, as provided above, or by any other manner provided by the laws of the State of California and the rules of such courts and (ii) waives any right it may have to assert the doctrine of FORUM NON CONVENIENS, to assert that it is not subject to the jurisdiction of such courts or to object to venue to the extent any action or proceeding is brought in accordance with this sub-clause.

6.10 NORTEL, NMC AND INTERWAVE EACH WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING UNDER THIS AGREEMENT OR ANY ACTION OR PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY, REGARDLESS OF WHICH PARTY INITIATES ANY SUCH ACTION OR PROCEEDING.

6.11 This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

6.12 This Agreement shall be governed in all respects by the laws of the State of California, without regard to the provisions thereof pertaining to choice of laws.


     IN WITNESS WHEREOF, the Parties hereto have signed and executed this Agreement on the date first above mentioned.

NORTHERN TELECOM LIMITED

Per: /s/ James Cochrane
     -------------------------------
     James Cochrane
     Manager, Mergers and Acquisitions


NORTEL MATRA CELLULAR SCA

Per: /s/ Pascal Debon
     -------------------------------
     Pascal Debon
     Managing Director


interWAVE Communications International, Ltd.

Per: /s/ Thomas W. Hubes
     -------------------------------
     Thomas W. Hubes
     Sr VP. CFO

                                    Schedule "A"

                       MICROCELLULAR INFRASTRUCTURE PRODUCTS

     For the purposes of the Patent License Agreement attached hereto, "Microcellular Infrastructure Products" shall not include:

          (i) any MSC having a call processing capability of greater than three hundred Erlang-B;

          (ii) any BSC having a call processing capability of greater than one hundred and eighty Erlang-B, capable of supporting more than thirty-five BTS's, or capable of supporting more than seventy five TRX's; or

          (iii) any BTS having: (a) a call processing capability of greater than fifteen Erlang-B, or (b) capable of supporting more than three TRX's, or (c) where the power output of the BTS exceeds thirty nine dBm.

                                    Schedule "B"

                         MICROCELLULAR PUBLIC RADIO SYSTEM

     For the purposes of the Patent License Agreement attached hereto, "Microcellular Public Radio System" shall mean a system having an overall system capacity of five hundred Erlang-B or less, and fewer than thirty thousand subscribers and having:

          (i)   no more than one MSC, said MSC containing the HLR;

          (ii)  no more than one OMC; and

          (iii) fewer than thirty five BSC's, each BSC containing the TRAU function, and fewer than thirty six BTS and fewer than thirty six TRX's; and

     wherein the physical volume of each of the MSC, OMC, BSC, and BTS subsystems is less than 10 cubic feet.

                                     Schedule "C"

                            NORTEL INFRASTRUCTURE PATENTS*

* In addition to listed patents, Sublicensed Patents include all patents worldwide having the same priority application as the listed patents and applications.

--------------------------------------------------------------------------------
1.   EP 403339   FR 89 07 722   Alard          Radio telephone base station -
                                               includes receivers and
                                               transmitters with digital
                                               processing circuits providing
                                               link to fixed telephone network

--------------------------------------------------------------------------------
     EP 533545   FR 91 11 434   Billon         Base station for
                                               time-multiplexed communication
                                               system - uses rectangular pulse
                                               train to time access of multiple
                                               stations to communication
                                               channel, and temporarily
                                               increases transmission power

--------------------------------------------------------------------------------
     EP 541410   FR 91 12 312   Billon         Digital data transmission method
                                               for circuit switched network -
                                               using TDMA of repetitive channel
                                               frames

--------------------------------------------------------------------------------
     EP 564339   FR 92 03 883   Delprat        Time-division multiple access
                                               digital radio communication -
                                               splitting physical transmission
                                               channel into several logic
                                               channels dedicated to different
                                               communications

--------------------------------------------------------------------------------
                 FR 92 04 569   Billon         Architecture GSM Distribuee
                                               Base station for
                                               radio-communication system

--------------------------------------------------------------------------------
                 FR 92 09 097   Billon         Evaluation of channel quality
                                               for radio telephone system -
                                               measuring various signal
                                               parameters both at base station
                                               and mobile station, and
                                               accumulating data at base
                                               station regarding availability
                                               for communication and hand-over

--------------------------------------------------------------------------------
     EP 617524   FR 93 03 528   Marque -       Retournement de spectre
                                Pucheu
                                               Digital signal transmission for
                                               portable radio telephone network
                                               - inverting frequency spectrum
                                               between reception of signal at
                                               repeater and re-transmission of
                                               same signal

--------------------------------------------------------------------------------
                 FR 92 10 457   Condette       Space division multiple access -
                                               process for TDMA communication
                                               between at least a receiver
                                               station having a plurality of
                                               omnidirectional antennae and N
                                               transmitter stations each having
                                               at least an antenna is
                                               described.

--------------------------------------------------------------------------------
17.              FR 94 00 271   Cellmer

--------------------------------------------------------------------------------
18.              FR 96 03 880   Lucidarme

--------------------------------------------------------------------------------
19.              FR 96 14 781   Lestrat
--------------------------------------------------------------------------------


                                          16


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
20.              FR 97 04 039   Ben rached

--------------------------------------------------------------------------------
21.              FR 97 04 933   Dornstetter

--------------------------------------------------------------------------------
22.              FR 97 04 653   Dornstetter
--------------------------------------------------------------------------------

                                     Schedule "D"

                                 SUBLICENSED PATENTS *

* In addition to listed patents, Sublicensed Patents include all patents worldwide having the same priority application as the listed patents and applications.

GSM Standards Essential Patents
--------------------------------------------------------------------------------
1.   EP 472460   FR 90 10 485   Mouly          Multifrequency radio telephone
                                               system - including method for
                                               controlling frequency used by
                                               mobile and base station
--------------------------------------------------------------------------------

GSM Standards Optional Patents
--------------------------------------------------------------------------------

2.   EP 398773   FR 89 05 469   Dornstetter    Pseudo-sync. system for station
                                               in TDM network - includes
                                               analysis of time difference
                                               between signal receipt from
                                               different fixed station to
                                               determine transmission time shift

--------------------------------------------------------------------------------
3.   EP 534852   FR 91 11 924   Mouly          DTMF voice signal multiplex
                                               transmission method - involves
                                               using pairs of voice frequencies
                                               for transmission of speech in
                                               form of multiplex of binary
                                               frames of predetermined format

--------------------------------------------------------------------------------
4.               FR 94 03 345   Mouly          Method and equipment for sending
                                               messages towards mobile stations
                                               (Format Schedule Message)

--------------------------------------------------------------------------------

GSM Related Patents
--------------------------------------------------------------------------------
5.   EP 407260   FR 89 08 530   Alard          Radio communication receiver
                                               with AGC and digital signal
                                               processing - selects samples at
                                               best amplification level from
                                               stored values of all bits of
                                               each packet received

--------------------------------------------------------------------------------
6.               FR 89 14 366   Alard/         Digital modulation of components
                                Dornstetter    in phase and in quadrature -
                                               applying GMSK modulation for
                                               digital mobile radiotelephony to
                                               split input signal into two
                                               components, then modulating and
                                               recombining them

--------------------------------------------------------------------------------
7.               FR 91 04 041   Declerck       Digital signal modulated
                                               technique for mobile telephone -
                                               phase modulating carrier using
                                               sine and gaussian function to
                                               avoid signal fading.

--------------------------------------------------------------------------------
8.               FR 90 03 429   Berthoumieux/  Radio communication system with
                                Lambourg       real time multiplexing - showing
                                               down digital data processing
                                               during transmission, preventing
                                               interference with RF signal.

--------------------------------------------------------------------------------

                                      SCHEDULE E

                                  TERMINATION REFUND

DATE OF TERMINATION                                 PERCENT REFUND       INTERWAVE SHARES* OR US$*
-----------------------------------------------------------------------------------------------------
Prior to 1st Anniversary**                                 80%               132,063         $800K
After 1st and prior to 2nd Anniversary                     60%                99,047         $600K
After 2nd and prior to 3rd Anniversary                     40%                66,032         $400K
After 3rd and prior to 4th Anniversary                     20%                33,016         $200K
After 4th Anniversary                                       0%                     0         $0

* For greater certainty the refund shall be paid in Shares or Cash, but not both and the amounts shown are based on consideration of one million US dollars (US$1,000,000) or one hundred and sixty-five thousand, seventy-nine (165,079) interWAVE shares.

** Anniversary refers to the anniversary of the Effective Date.